UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

The Ensign Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 487-9500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In a Current Report on Form 8-K filed on June 1, 2011 (the “Original Report”), The Ensign Group, Inc. (the “Company”) disclosed that at its 2011 Annual Meeting of Stockholders, which was held on May 26, 2011, the Company’s stockholders indicated their preference for the advisory vote on executive compensation to be held annually. This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Board of Director’s decision on the frequency of future advisory votes on executive compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In consideration of the stockholder vote at the Annual Meeting, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year in connection with its annual meeting of stockholders. Accordingly, the Company will conduct an advisory vote on executive compensation each year through 2017, when the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

/s/ SUZANNE D. SNAPPER

Chief Financial Officer

Dated: August 17, 2011